Exhibit 10.2

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of September 18, 2023, to the Securities Purchase Agreement, dated as of September 12, 2023 (the “Agreement”), by and among Tritium DCFC Limited, an Australian public company limited by shares (the “Company”), and each of the investors listed in the Schedule of Buyers attached to the Agreement (collectively, the “Buyers”), is hereby consented to and entered into by the Company and the Buyers. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Agreement may be amended pursuant to Section 9(e) thereof by the written agreement of the Company and the Required Holders, each of which is a party to this Amendment.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Section 8 of the Agreement is hereby amended and restated in its entirety to read as follows:

“This Agreement may be terminated (i) by the mutual consent of each of the Company and the Buyers, (ii) if the Initial Closing shall not have occurred by September 21, 2023 (provided that no party shall have the right to terminate if they were the proximate cause of the failure to close by such date), or (iii) with respect to a Buyer, if the Company has breached the terms of this Agreement in a manner that would cause the failure of the conditions to closing hereunder to be met (and such breach remains uncured after 30 days’ notice). Upon any termination in accordance with this Section 8 by a Buyer, such party shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date (without liability of such Buyer to any other party); provided, however, the abandonment of the sale and purchase of the Preference Shares by such Buyer shall be applicable only to such Buyer providing such written notice, provided further that no such termination by any party shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon any termination of this Agreement prior to the Initial Closing Date, the Company and the Buyer shall promptly cause the Escrow Agent to return all funds on deposit in the Escrow Account to the Buyers.

2.            Section 7(a)(xix) of the Agreement is hereby amended and restated in its entirety to read as follows:

The Company shall have (i) filed with the SEC its Annual Report on Form 20-F for the fiscal year ended June 30, 2023, which Form 20-F shall be in substantially the same form and substance as the draft Form 20-F previously provided to the Buyers, and (ii) disseminated its financial results for the first half calendar year and full fiscal year period ended June 30, 2023, in substantially the same form and substance as the draft previously provided to the Buyers.

3.            Initial Installment Date.

(A)            The Company hereby notifies the Buyers that, with respect to initial Installment Date, which is the Closing Date, the Company elects an Installment Conversion using the Alternate Conversion Price (as defined in the Schedule of Terms) pursuant to the last sentence of Section 9(a) of the Schedule of Terms.

(B)            Without limiting the Holder’s (as defined in the Schedule of Terms) ability to accelerate the initial Installment Amount pursuant to Section 9(e) of the Schedule of Terms, the Holder hereby notifies the Company that, pursuant to Section 9(d) of the Schedule of Terms, the Holder defers to the initial Installment Amount to the Installment Date immediately succeeding the initial Installment Date.

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IN WITNESS WHEREOF, the undersigned have consented to and executed this Amendment as of the date first set forth above.

Company:

TRITIUM DCFC LIMITED

By:	/s/ Michael Collins
Name: Michael Collins
Title: General Counsel and Secretary

By:	/s/ Robert Tichio
Name: Robert Tichio
Title: Director

[Signature Page to Amendment to Securities Purchase Agreement]

Buyer:

Alto Opportunity Master Fund, SPC-Segregated MASTER Portfolio B

By:	/s/ Waqas Khatri
Name: Waqas Khatri
Title: Director

[Signature Page to Amendment to Securities Purchase Agreement]